Exhibit 107.1

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Amicus Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)
Equity	Common Stock, $0.01 par value per share	457	(o)	—	$—	$250,000,000	0.00011020	$27,550
	Total Offering Amounts					$250,000,000		$27,550
	Total Fee Offsets							—
	Net Fee Due							$27,550

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the maximum aggregate offering price, and Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-262987) in accordance with Rules 456(b) and 457(r) under the Securities Act.